Exhibit (a)(2)

ACCORDANT ODCE INDEX FUND

AGREEMENT AND DECLARATION OF TRUST

Dated as of September 1, 2023

Table of Contents

Page

ARTICLE I THE TRUST		1
1.1	Name	1
1.2	Definitions	1
ARTICLE II TRUSTEES		4
2.1	Number and Qualification	4
2.2	Term and Election	5
2.3	Resignation and Removal	5
2.4	Vacancies	5
2.5	Meetings	6
2.6	Trustee Action by Written Consent	6
2.7	Chairperson	6
2.8	Officers	6
2.9	REIT Qualification.	7
ARTICLE III POWERS AND DUTIES OF TRUSTEES		7
3.1	General	7
3.2	Investments	7
3.3	Legal Title	7
3.4	Issuance and Repurchase of Shares	8
3.5	Borrow Money or Utilize Leverage	8
3.6	Delegation; Committees	8
3.7	Collection and Payment	8
3.8	Expenses	8
3.9	By-Laws	8
3.10	Miscellaneous Powers	9
3.11	Further Powers	9
ARTICLE IV ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS		9
4.1	Advisory and Management Arrangements	9
4.2	Distribution Arrangements	10
4.3	Parties to Contract	10
ARTICLE V LIMITATIONS OF LIABILITY AND INDEMNIFICATION		10
5.1	No Personal Liability of Shareholders, Trustees, etc.	10
5.2	Mandatory Indemnification	11
5.3	No Bond Required of Trustees	12
5.4	No Duty of Investigation; No Notice in Trust Instruments, etc.	12
5.5	Reliance on Experts, etc.	13
ARTICLE VI SHARES OF BENEFICIAL INTEREST		13
6.1	Beneficial Interest	13
6.2	Other Securities	14
6.3	Rights of Shareholders	14
6.4	Exchange and Conversion Privileges	15
6.5	Trust Only	15
6.6	Issuance of Shares	15
6.7	Register of Shares	15

i

Table of Contents

(continued)

Page

6.8	Transfer Agent and Registrar	15
6.9	Restrictions on Ownership and Transfer of Shares	16
6.10	Notices	22
ARTICLE VII DETERMINATION OF NET ASSET VALUE		22
7.1	Net Asset Value	22
7.2	Power to Modify Foregoing Procedures	22
ARTICLE VIII CUSTODIANS		23
8.1	Appointment and Duties	23
8.2	Central Certificate System	23
ARTICLE IX REPURCHASES OF Shares		24
9.1	Repurchase of Shares	24
9.2	Disclosure of Holding.	24
ARTICLE X SHAREHOLDERS		24
10.1	Meetings of Shareholders	24
10.2	Voting	24
10.3	Notice of Meeting and Record Date	24
10.4	Quorum and Required Vote	25
10.5	Proxies, etc.	25
10.6	Reports	26
10.7	Inspection of Records	26
10.8	Shareholder Action by Written Consent	26
ARTICLE XI DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS; ETC.		26
11.1	Duration	26
11.2	Termination	26
11.3	Amendment Procedure	27
11.4	Merger, Consolidation and Sale of Assets	28
11.5	Subsidiaries	28
11.6	Conversion	28
ARTICLE XII MISCELLANEOUS		29
12.1	Filing	29
12.2	Resident Agent	29
12.3	Governing Law	29
12.4	Exclusive Delaware Jurisdiction.	29
12.5	Counterparts	30
12.6	Reliance by Third Parties	30
12.7	Provisions in Conflict with Law or Regulation	30

ii

ACCORDANT ODCE INDEX FUND

AGREEMENT AND DECLARATION OF TRUST

AGREEMENT AND DECLARATION OF TRUST made as of the 1st day of September 1, 2023, by the Trustees hereunder.

WHEREAS, pursuant to Section 3820 of the Delaware Statutory Trust Act (as defined below) IDR Core Property Index Fund Ltd., a Maryland corporation (“IDR"), was converted into the Trust (the “Conversion”);

WHEREAS, the Conversion and this Declaration of Trust were approved consistent with Section 3820(g) of the Delaware Statutory Trust Act; and

WHEREAS, In connection with the Conversion all of the outstanding stock of IDR was converted into Class I Shares of the Trust.

ARTICLE I

THE TRUST

1.1            Name. This Trust shall be known as the “Accordant ODCE Index Fund” and the Trustees shall conduct the business of the Trust under that name or any other name or names as they may from time to time determine. Any name change shall become effective upon the execution by a majority of the then Trustees of an instrument setting forth the new name and the filing of a certificate of amendment pursuant to Section 3810(b) of the Delaware Statutory Trust Act. Any such instrument shall not require the approval of the Shareholders, but shall have the status of an amendment to this Declaration.

1.2            Definitions. As used in this Declaration, the following terms shall have the following meanings:

The “1940 Act” refers to the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

The terms “Affiliated Person,” “Assignment,” “Interested Person” and “Principal Underwriter” shall have the meanings given them in the 1940 Act.

“Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms “Beneficial Owner,” “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“By-Laws” shall mean the By-Laws of the Trust as amended from time to time by the Trustees.

“Charitable Beneficiary” shall mean one or more beneficiaries of the Trust as determined pursuant to Section 6.9.10(f), provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Class” shall mean a class of Shares the Trust established in accordance with the provisions hereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

“Commission” shall mean the Securities and Exchange Commission.

“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner,” “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Continuing Trustee” shall mean a Trustee who either (a) has been a member of the Board of Trustees for a period of at least thirty-six months (or since the commencement of the Trust’s operations, if fewer than thirty-six months) or (b) was nominated to serve as a member of the Board of Trustees, or designated as a Continuing Trustee, by a majority of the Continuing Trustees then members of the Board of Trustees.

“Declaration” shall mean this Agreement and Declaration of Trust, as amended, supplemented or amended and restated from time to time.

“Delaware General Corporation Law” means the Delaware General Corporation Law, 8 Del. C. § 100, et. seq., as amended from time to time.

“Delaware Statutory Trust Act” shall mean the provisions of the Delaware Statutory Trust Act, 12 Del. C. § 3801, et. seq., as such Act may be amended from time to time.

“Excepted Holder” shall mean a shareholder for whom an Excepted Holder Limit is created by the Declaration or by the Board of Trustees pursuant to Section 6.9.7.

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with the requirements established by the Board of Trustees pursuant to Section 6.9.7 and subject to adjustment pursuant to Section 6.9.7, the percentage limit established by the Board of Trustees pursuant to Section 6.9.7.

“Fiscal Year” means each period commencing on July 1 of each year and ending on June 30 of that year (or on the date of a final distribution made in accordance with Section 12.2 of this Declaration), unless the Trustees designate another fiscal year for the Trust. The taxable year of the Trust will end on December 31 of each year, or on any other date designated by the Trustees that is a permitted taxable year-end for tax purposes, and need not be the same as the Fiscal Year.

2

“Fundamental Policies” shall mean the investment policies and restrictions as set forth from time to time in any Registration Statement of the Trust filed with the Commission and designated as fundamental policies therein, as they may be amended from time to time in accordance with the requirements of the 1940 Act.

“Majority Shareholder Vote” shall mean a vote of “a majority of the outstanding voting securities” (as such term is defined in the 1940 Act) of the Trust with all classes of Shares voting together as a single class, except as with respect to votes which affect only one or more Classes, as provided for herein, in which case it shall mean a vote of a majority of outstanding voting securities of such Class or Classes, as applicable.

“Market Price” shall mean, with respect to any class or series of outstanding Shares, the Closing Price for such Shares on such date. The “Closing Price” on any date shall mean the last sale price for such Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such Shares, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if such Shares are not listed or admitted to trading on the NYSE, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such Shares are listed or admitted to trading or, if such Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the principal automated quotation system that may then be in use or, if such Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such Shares selected by the Board of Trustees or, in the event that no trading price is available for such Shares, the fair market value of the Shares, as determined by the Board of Trustees.

“NYSE” shall mean the New York Stock Exchange.

“Ownership Limit” shall mean 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the outstanding Shares of the Trust, or such other percentage determined by the Board of Trustees in accordance with Section 6.9.8 of this Declaration.

“Person” shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

“Prohibited Owner” shall mean, with respect to any purported Transfer, any Person who, but for the provisions of Section 6.9, would Beneficially Own or Constructively Own Shares in violation of Section 6.9.1, and if appropriate in the context, shall also mean any Person who would have been the record owner of the shares that the Prohibited Owner would have so owned.

3

“Prospectus” shall mean the Prospectus and Statement of Additional Information of the Trust, if any, as in effect and as may be amended from time to time.

“Registration Statement” shall mean the Trust’s registration statement or statements as filed with the Commission, as from time to time in effect and shall include any Prospectus or Statement of Additional Information forming a part thereof.

“Restriction Termination Date” shall mean the first day after the Initial Date on which the Board of Trustees determines pursuant to Section 2.9 of the Declaration that it is no longer in the best interests of the Trust to attempt to, or continue to, qualify as a REIT or that compliance with the restrictions and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth herein is no longer required in order for the Trust to qualify as a REIT.

“SEC” shall mean the Securities and Exchange Commission.

“Shareholders” shall mean as of any particular time the holders of record of outstanding Shares of the Trust, at such time.

“Shares” shall mean the transferable units of beneficial interest into which the beneficial interest in the Trust shall be divided from time to time and includes fractions of Shares as well as whole Shares.

“Transfer” means the assignment, transfer, sale or other disposition of any Shares, including any right to receive any allocations and distributions attributable to Shares. Verbs, participles or adjectives such as “Transfer,” “Transferred” and “Transferring” have correlative meanings.

“Trust” shall mean the trust established by this Declaration, as amended from time to time, inclusive of each such amendment.

“Trust Property” shall mean as of any particular time any and all property, real or personal, tangible or intangible, which at such time is owned or held by or for the account of the Trust or the Trustees in such capacity.

“Trustees” shall mean the signatories to this Declaration, so long as they shall continue in office in accordance with the terms hereof, and all other persons who at the time in question have been duly elected or appointed and have qualified as trustees in accordance with the provisions hereof and are then in office. The “Sole Trustee” refers to the Person who signed this Declaration.

ARTICLE II

TRUSTEES

2.1            Number and Qualification. Prior to the offering of Shares in accordance with the Prospectus, there may be a Sole Trustee. For the avoidance of doubt, such Sole Trustee shall constitute the initial Board of Trustees of the Trust and may exercise all powers and authority granted to a Trustee and the Board of Trustees hereunder. As of the date hereof, the number of Trustees shall be five (5) and such Trustees shall be the signatories hereto. Thereafter, the number of Trustees shall be determined by a written instrument signed by a majority of the Trustees then office, provided that the number of Trustees shall be no less than one (1) and no more than fifteen (15). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. Trustees need not own Shares and may succeed themselves in office.

4

2.2            Term and Election. The term of office of a Trustee shall continue until death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of a Trustee. Subject to the provisions of the 1940 Act, the Trustees at any time may elect Trustees to fill vacancies in the number of Trustees. Each Trustee elected shall hold office until his or her successor shall have been elected and shall have qualified.

2.3            Resignation and Removal. Any of the Trustees may resign their trust (without need for prior or subsequent accounting) by an instrument in writing signed by such Trustee and delivered or mailed to the Trustees or the Chairperson (if any), the President, or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Trustees may be removed (provided the aggregate number of Trustees after such removal shall not be less than the minimum number required by Section 2.1 hereof) for cause only, and not without cause, and only by action taken by a majority of the remaining Trustees (or, in the case of an Independent Trustee, only by action taken by a majority of the remaining Independent Trustees). Upon the resignation or removal of a Trustee, each such resigning or removed Trustee shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust Property held in the name of such resigning or removed Trustee. Upon the incapacity or death of any Trustee, such Trustee’s legal representative shall execute and deliver on such Trustee’s behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.

2.4            Vacancies. Whenever a vacancy in the Board of Trustees shall occur, the remaining Trustees may fill such vacancy by appointing any individual as they may determine in their sole discretion having the qualifications described in this Article by a vote of a majority of the Trustees then in office or may leave such vacancy unfilled or may reduce the number of Trustees; provided the aggregate number of Trustees after such reduction shall not be less than the minimum number required by Section 2.1 hereof. Any vacancy created by an increase in Trustees may be filled by the appointment of an individual having the qualifications described in this Article made by a vote of a majority of the Trustees then in office. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation or removal of a Trustee, or an increase in the number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. No vacancy shall operate to annul this Declaration or to revoke any existing agency created pursuant to the terms of this Declaration. Whenever a vacancy in the number of Trustees shall occur, until such vacancy is filled as provided herein, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

5

2.5            Meetings. Meetings of the Trustees shall be held from time to time upon the call of the Chairperson, if any, or the President, the Secretary or any two Trustees. Regular meetings of the Trustees may be held without call or notice, except as may be otherwise required by law, at a time and place fixed by the By-Laws or by resolution of the Trustees. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Trustees orally or via electronic transmission not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Trustee either before or after such meeting. The attendance of a Trustee at a meeting shall constitute a waiver of notice of such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Any time there is more than one Trustee, a quorum for all meetings of the Trustees shall be one-third, but not less than two, of the Trustees. Unless provided otherwise in this Declaration and except as required under the 1940 Act, any action of the Trustees may be taken at a meeting by vote of a majority of the Trustees present (a quorum being present) or without a meeting by written consent of a majority of the Trustees.

Any committee of the Trustees, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be one-third, but not less than two, of the members thereof. Unless provided otherwise in this Declaration, any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

With respect to actions of the Trustees and any committee of the Trustees, Trustees who are Interested Persons in any action to be taken may be counted for quorum purposes under this Section and shall be entitled to vote to the extent not prohibited by the 1940 Act.

All or any one or more Trustees may participate in a meeting of the Trustees or any committee thereof by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

2.6            Trustee Action by Written Consent. Any action which may be taken by Trustees by vote may be taken without a meeting if that number of the Trustees, or members of a committee, as the case may be, required for approval of such action at a meeting of the Trustees or of such committee consent to the action in writing and the written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

2.7            Chairperson. The Trustees may designate a Chairperson and a Vice Chairperson of the Board of Trustees, who shall have such powers and duties as determined by the Board of Trustees from time to time. Any Chairperson or Vice Chairperson shall be a Trustee.

2.8            Officers. The Trustees shall elect a President, a Secretary and a Treasurer. Officers shall serve at the pleasure of the Trustees or until their successors are elected. The Trustees may elect or appoint or may authorize the Chairperson, if any, or President to appoint such other officers or agents with such powers as the Trustees may deem to be advisable. The President, Secretary and Treasurer may, but need not, be a Trustee.

6

2.9            REIT Qualification. The Board of Trustees shall use its reasonable best efforts to take such actions as are necessary or appropriate to preserve the status of the Trust as a real estate investment trust (“REIT”) pursuant to Section 856(g) of the Code; however, if the Board of Trustees determines that it is no longer in the best interests of the Trust to continue to be qualified as a REIT, the Board of Trustees may revoke or otherwise terminate the Trust’s REIT election pursuant to Section 856(g) of the Code. The Board of Trustees also may determine that compliance with any restriction or limitation on stock ownership and transfers set forth in Section 6.9 is no longer required for REIT qualification.

ARTICLE III

POWERS AND DUTIES OF TRUSTEES

3.1            General. The Trustees shall owe to the Trust and its Shareholders the same fiduciary duties as owed by directors of corporations to such corporations and their stockholders under the Delaware General Corporation Law. The Trustees shall have exclusive and absolute control over the Trust Property and over the business of the Trust to the same extent as if the Trustees were the sole owners of the Trust Property and business in their own right, but with such powers of delegation as may be permitted by this Declaration. The Trustees may perform such acts as in their sole discretion are proper for conducting the business of the Trust. The enumeration of any specific power herein shall not be construed as limiting the aforesaid power. Such powers of the Trustees may be exercised without order of or resort to any court.

3.2            Investments. The Trustees shall have power, subject to the Fundamental Policies in effect from time to time with respect to the Trust, to:

(a)            manage, conduct, operate and carry on the business of an investment company; and

(b)            subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to securities of any type whatsoever, whether equity or non-equity, of any issuer, evidences of indebtedness of any person and any other rights, interests, instruments or property of any sort and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

3.3            Legal Title. Legal title to all the Trust Property shall be vested in the Trust except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of any other Person as nominee, custodian or pledgee, on such terms as the Trustees may determine, provided that the interest of the Trust therein is appropriately protected.

7

The right, title and interest of the Trustees in the Trust Property shall vest automatically in each person who may hereafter become a Trustee upon his or her due election and qualification. Upon the ceasing of any person to be a Trustee for any reason, such person shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

3.4            Issuance and Repurchase of Shares. The Trustees shall have the power to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, convert, resell, reissue, classify and/or reclassify, dispose of, transfer, and otherwise deal in, Shares, including Shares in fractional denominations, and, subject to the more detailed provisions set forth in Articles VIII and IX, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property whether capital or surplus or otherwise permitted by the Delaware Statutory Trust Act.

3.5            Borrow Money or Utilize Leverage. Subject to the Fundamental Policies in effect from time to time with respect to the Trust, the Trustees shall have the power to borrow money or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation as such may be needed from time to time and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the Trust, including the lending of portfolio securities, and to endorse, guarantee, or undertake the performance of any obligation, contract or engagement of any other person, firm, association or corporation.

3.6            Delegation; Committees. The Trustees shall have the power, consistent with their continuing exclusive authority over the management of the Trust and the Trust Property, to delegate from time to time to such of their number or to officers, employees or agents of the Trust the doing of such things, including any matters set forth in this Declaration, and the execution of such instruments either in the name of the Trust or the names of the Trustees or otherwise as the Trustees may deem expedient or appropriate to the extent permitted by law. The Trustees may designate one or more committees which shall have all or such lesser portion of the authority of the entire Board of Trustees as the Trustees shall determine from time to time except to the extent action by the entire Board of Trustees or particular Trustees is required by the 1940 Act.

3.7            Collection and Payment. The Trustees shall have power to collect all property due to the Trust; to pay all claims, including taxes, against the Trust Property or the Trust, the Trustees or any officer, employee or agent of the Trust; to prosecute, defend, compromise or abandon any claims relating to the Trust Property or the Trust, or the Trustees or any officer, employee or agent of the Trust; to foreclose any security interest securing any obligations, by virtue of which any property is owed to the Trust; and to enter into releases, agreements and other instruments.

3.8               Expenses. The Trustees shall have power to incur and pay out of the assets or income of the Trust any expenses which in the opinion of the Trustees are necessary or incidental to carry out any of the purposes of this Declaration, and the business of the Trust, and to pay reasonable compensation from the funds of the Trust to themselves as Trustees. The Trustees shall fix the compensation of all officers, employees and Trustees. The Trustees may pay themselves such compensation for special services, including legal, underwriting, syndicating and brokerage services, as they in good faith may deem reasonable and reimbursement for expenses reasonably incurred by themselves on behalf of the Trust.

3.9               By-Laws. The Trustees shall have the exclusive authority to adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

8

3.10           Miscellaneous Powers. The Trustees shall have the power to: (a) employ or contract with such Persons as the Trustees may deem desirable for the transaction of the business of the Trust; (b) enter into joint ventures, partnerships and any other combinations or associations; (c) purchase, and pay for out of Trust Property, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisors, distributors, selected dealers or independent contractors of the Trust against all claims arising by reason of holding any such position or by reason of any action taken or omitted by any such Person in such capacity, whether or not constituting negligence, or whether or not the Trust would have the power to indemnify such Person against such liability; (d) establish pension, profit-sharing, share purchase, and other retirement, incentive and benefit plans for any Trustees, officers, employees and agents of the Trust; (e) make donations, irrespective of benefit to the Trust, for charitable, religious, educational, scientific, civic or similar purposes; (f) to the extent permitted by law, indemnify any Person with whom the Trust has dealings, including without limitation any advisor, administrator, manager, transfer agent, custodian, distributor or selected dealer, or any other person as the Trustees may see fit to such extent as the Trustees shall determine; (g) guarantee indebtedness or contractual obligations of others; (h) determine and change the fiscal year of the Trust and the method in which its accounts shall be kept; and (i) adopt a seal for the Trust, even though the absence of such seal shall not impair the validity of any instrument executed on behalf of the Trust.

3.11           Further Powers. The Trustees shall have the power to conduct the business of the Trust and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all states of the United States of America, in the District of Columbia, and in any and all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments, and to do all such other things and execute all such instruments as they deem necessary, proper or desirable in order to promote the interests of the Trust although such things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration, the presumption shall be in favor of a grant of power to the Trustees. The Trustees will not be required to obtain any court order to deal with the Trust Property.

ARTICLE IV

ADVISORY, MANAGEMENT AND DISTRIBUTION ARRANGEMENTS

4.1            Advisory and Management Arrangements. Subject to the requirements of applicable law as in effect from time to time, the Trustees may in their discretion from time to time enter into advisory, administration or management contracts (including, in each case, one or more sub-advisory, sub-administration or sub-management contracts) whereby the other party to any such contract shall undertake to furnish such advisory, administrative and management services with respect to the Trust as the Trustees shall from time to time consider desirable and all upon such terms and conditions as the Trustees may in their discretion determine. Notwithstanding any provisions of this Declaration, the Trustees may authorize any advisor, administrator or manager (subject to such general or specific instructions as the Trustees may from time to time adopt) to exercise any of the powers of the Trustees, including to effect investment transactions with respect to the assets on behalf of the Trust to the full extent of the power of the Trustees to effect such transactions or may authorize any officer, employee or Trustee to effect such transactions pursuant to recommendations of any such advisor, administrator or manager (and all without further action by the Trustees). Any such investment transaction shall be deemed to have been authorized by the Trustees.

9

4.2            Distribution Arrangements. Subject to compliance with the 1940 Act, the Trustees may retain underwriters and/or selling agents to sell Shares and other securities of the Trust. The Trustees may in their discretion from time to time enter into one or more contracts, providing for the sale of securities of the Trust, whereby the Trust may either agree to sell such securities to the other party to the contract or appoint such other party its sales agent for such securities. In either case, the contract shall be on such terms and conditions as the Trustees may in their discretion determine not inconsistent with the provisions of this Article IV or the By-Laws; and such contract may also provide for the repurchase or sale of securities of the Trust by such other party as principal or as agent of the Trust and may provide that such other party may enter into selected dealer agreements with registered securities dealers and brokers and servicing and similar agreements with persons who are not registered securities dealers to further the purposes of the distribution or repurchase of the securities of the Trust.

4.3            Parties to Contract. Any contract of the character described in Sections 4.1 and 4.2 of this Article IV or in Article VIII hereof may be entered into with any Person, although one or more of the Trustees, officers or employees of the Trust may be an officer, director, trustee, shareholder, or member of such other party to the contract, and no such contract shall be invalidated or rendered voidable by reason of the existence of any such relationship, nor shall any Person holding such relationship be liable merely by reason of such relationship for any loss or expense to the Trust under or by reason of said contract or accountable for any profit realized directly or indirectly therefrom, provided that the contract when entered into was reasonable and fair and not inconsistent with the provisions of this Article IV or the By-Laws. The same Person may be the other party to contracts entered into pursuant to Sections 4.1 and 4.2 above or Article VIII, and any individual may be financially interested or otherwise affiliated with Persons who are parties to any or all of the contracts mentioned in this Section 4.3.

ARTICLE V

LIMITATIONS OF LIABILITY AND INDEMNIFICATION

5.1            No Personal Liability of Shareholders, Trustees, etc. No Shareholder of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person in connection with Trust Property or the acts, obligations or affairs of the Trust. Shareholders shall have the same limitation of personal liability as is extended to stockholders of a private corporation for profit incorporated under the Delaware General Corporation Law. No Trustee or officer of the Trust shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Trust or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the Trust Property for satisfaction of claims of any nature arising in connection with the affairs of the Trust. No Trustee who has been determined to be an “audit committee financial expert” (for purposes of Section 407 of the Sarbanes-Oxley Act of 2002 or any successor provision thereto) by the Trustees shall be subject to any greater liability or duty of care in discharging such Trustee’s duties and responsibilities by virtue of such determination than is any Trustee who has not been so designated. If any Shareholder, Trustee or officer, as such, of the Trust, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, he shall not, on account thereof, be held to any personal liability. Any repeal or modification of this Section 5.1 shall not adversely affect any right or protection of a Trustee or officer of the Trust existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

10

5.2            Mandatory Indemnification. (a) The Trust hereby agrees to indemnify each person who at any time serves as a Trustee or officer of the Trust (each such person being an “indemnitee”) against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and reasonable counsel fees reasonably incurred by such indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while acting in any capacity set forth in this Article V by reason of his or her having acted in any such capacity, except with respect to any matter as to which he shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Trust or, in the case of any criminal proceeding, as to which he shall have had reasonable cause to believe that the conduct was unlawful, provided, however, that no indemnitee shall be indemnified hereunder against any liability to any person or any expense of such indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of his or her position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as “disabling conduct”). Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any indemnitee as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such indemnitee (1) was authorized by a majority of the Trustees or (2) was instituted by the indemnitee to enforce his or her rights to indemnification hereunder in a case in which the indemnitee is found to be entitled to such indemnification. The rights to indemnification set forth in this Declaration shall continue as to a person who has ceased to be a Trustee or officer of the Trust and shall inure to the benefit of his or her heirs, executors and personal and legal representatives. No amendment or restatement of this Declaration or repeal of any of its provisions shall limit or eliminate any of the benefits provided to any person who at any time is or was a Trustee or officer of the Trust or otherwise entitled to indemnification hereunder in respect of any act or omission that occurred prior to such amendment, restatement or repeal.

(b)            Notwithstanding the foregoing, no indemnification shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such indemnitee is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (1) a majority vote of a quorum of those Trustees who are neither “Interested Persons” of the Trust nor parties to the proceeding (“Disinterested Non-Party Trustees”), that the indemnitee is entitled to indemnification hereunder, or (2) if such quorum is not obtainable or even if obtainable, if such majority so directs, independent legal counsel in a written opinion concludes that the indemnitee should be entitled to indemnification hereunder. All determinations to make advance payments in connection with the expense of defending any proceeding shall be authorized and made in accordance with the immediately succeeding paragraph (c) below.

11

(c)            The Trust shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder if the Trust receives a written affirmation by the indemnitee of the indemnitee’s good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking to reimburse the Trust unless it is subsequently determined that the indemnitee is entitled to such indemnification and if a majority of the Trustees determine that the applicable standards of conduct necessary for indemnification appear to have been met. In addition, at least one of the following conditions must be met: (i) the indemnitee shall provide adequate security for his or her undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Non-Party Trustees, or if a majority vote of such quorum so direct, independent legal counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the indemnitee ultimately will be found entitled to indemnification.

(d)            The rights accruing to any indemnitee under these provisions shall not exclude, restrict or limit any other right which any person may have or hereafter acquire under this Declaration, the By-Laws of the Trust, any statute, agreement, or vote of Shareholders or Trustees who are not “interested persons” (as defined in Section 2(a)(19) of the 1940 Act) or any other right to which he or she may be lawfully entitled.

(e)            Subject to any limitations provided by the 1940 Act and this Declaration, the Trust shall have the power and authority to indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Trust or serving in any capacity at the request of the Trust to the fullest extent permitted by law; provided that such indemnification and advancement has been approved by a majority of the Trustees.

5.3            No Bond Required of Trustees. No Trustee shall, as such, be obligated to give any bond or other security for the performance of any of his or her duties hereunder.

5.4            No Duty of Investigation; No Notice in Trust Instruments, etc. No purchaser, lender, transfer agent or other person dealing with the Trustees or with any officer, employee or agent of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by said officer, employee or agent or be liable for the application of money or property paid, loaned, or delivered to or on the order of the Trustees or of said officer, employee or agent. Every obligation, contract, undertaking, instrument, certificate, Share, other security of the Trust, and every other act or thing whatsoever executed in connection with the Trust shall be conclusively taken to have been executed or done by the executors thereof only in their capacity as Trustees under this Declaration or in their capacity as officers, employees or agents of the Trust. The Trustees may maintain insurance for the protection of the Trust Property, Shareholders, Trustees, officers, employees and agents in such amount as the Trustees shall deem adequate to cover possible tort liability and such other insurance as the Trustees in their sole judgment shall deem advisable or as is required by the 1940 Act.

12

5.5            Reliance on Experts, etc. Each Trustee and officer or employee of the Trust shall, in the performance of its duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel, or upon reports made to the Trust by any of the Trust’s officers or employees or by any advisor, administrator, manager, distributor, selected dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Trustees, officers or employees of the Trust, regardless of whether such counsel or expert may also be a Trustee.

ARTICLE VI

SHARES OF BENEFICIAL INTEREST

6.1            Beneficial Interest.

(a)            The interest of the beneficiaries shall be divided into an unlimited number of transferable shares of beneficial par value $.001 per share. The Trustees may divide Shares into one or more Classes and the Trustees hereby establish the Classes listed in Schedule A hereto and made part hereof. Schedule A may be revised from time to time by resolution of a majority of the then Trustees, including in connection with the establishment and designation or re-designation of any Class and shall not constitute an amendment of this Declaration. All Shares issued in accordance with the terms hereof, including, without limitation, Shares issued in connection with a dividend or distribution in Shares or a split of Shares, shall be fully paid and, except as provided in the last sentence of Section 3.8, nonassessable when the consideration determined by the Trustees (if any) therefor shall have been received by the Trust.

(b)            Subject to the further provisions of this Article VI, any restriction set forth in the By-Laws and any applicable requirements of the 1940 Act or any applicable exemptive relief issued by the SEC, the Trustees shall have full power and authority, in their sole discretion, and without obtaining any authorization or vote of the Shareholders of any Class to: (i) divide the beneficial interest in each Class into Shares as the Trustees shall determine; (ii) establish, designate, redesignate, classify, reclassify and change in any manner any Class—and fix such preferences, voting powers, rights, duties and privileges and business purpose of each Class as the Trustees may from time to time determine, which preferences, voting powers, rights, duties and privileges may be different from any existing Class; provided, however, that the Trustees may not reclassify or change outstanding Shares in a manner materially adverse to Shareholders of such Shares, without obtaining the authorization or vote of the Class of Shareholders that would be materially adversely affected; (iii) divide or combine the Shares of any Class into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the Shares of such Class in the assets held with respect to that Class; (iv) change the name of any Class; (v) dissolve and terminate any one or more Classes; and (vi) take such other action with respect to the Classes as the Trustees may deem desirable.

(c)            The establishment and designation of any Class of Shares of the Trust shall be effective upon the adoption by a majority of the then Trustees of a resolution that sets forth such establishment and designation and the relative rights and preferences of such Class of Shares of the Trust, whether directly in such resolution or by reference to another document including, without limitation, any Registration Statement of the Trust, or as otherwise provided in such resolution.

13

(d)            With respect to any Class of Shares of the Trust, each such Class shall represent interests in the assets of the Trust and have the same voting, dividend, liquidation and other rights and terms and conditions as each other Class of Shares of the Trust, except that, subject to applicable law, expenses allocated to a Class may be borne solely by such Class as determined by the Trustees and as provided herein, and a Class may have exclusive voting rights with respect to matters affecting only that Class.

(e)            To the fullest extent permitted by the Delaware Statutory Trust Act and subject to the restrictions of the 1940 Act and any applicable exemptive relief issued by the SEC, the Trustees may allocate expenses of the Trust to a particular Class or to apportion the same between or among two or more Classes, provided that any expenses incurred by a particular Class shall be payable solely out of the assets belonging to that Class.

6.2            Other Securities. The Trustees may, subject to the Fundamental Policies and the requirements of the 1940 Act, authorize and issue such other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including preferred shares, debt securities or other senior securities. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities. To the extent that the Trustees authorize and issue preferred shares of any class or series, they are hereby authorized and empowered to amend or supplement the Trust’s governing instrument as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the rating agencies or other Persons, all without the approval of Shareholders. Any such supplement or amendment shall be filed as is necessary. In addition, any such supplement or amendment may set forth the rights, powers, preferences and privileges of such preferred shares and any such supplement or amendment shall operate either as additions to or modifications of the rights, powers, preferences and privileges of any such preferred shares under the Trust’s governing instrument. To the extent the provisions set forth in such supplement or amendment conflict with the provisions of the Trust’s governing instrument (prior to giving effect to such supplement or amendment) with respect to any such rights, powers and privileges of the preferred shares, such amendment or supplement shall control. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

6.3            Rights of Shareholders. The Shares shall be personal property giving only the rights in this Declaration specifically set forth. The ownership of the Trust Property of every description and the right to conduct any business hereinbefore described are vested exclusively in the Trustees on behalf of the Trust, and the Shareholders shall have no interest therein other than the beneficial interest conferred by their Shares, and they shall have no right to call for any partition or division of any property, profits, rights or interests of the Trust nor can they be called upon to share or assume any losses of the Trust or, , suffer an assessment of any kind by virtue of their ownership of Shares. The Shares shall not entitle the holder to preference, preemptive, appraisal, conversion, exchange or redemption rights.

14

6.4            Exchange and Conversion Privileges. Subject to the provisions of the 1940 Act and provisions of this Declaration, the Trustees shall have the power and authority to provide that the Shareholders of any Class shall have the right to convert such Shares for Shares of one or more other Classes. Subject to the provisions of the 1940 Act and provisions of this Declaration, the Trustees shall have the power and authority to provide that the Shareholders of any Class may exchange their Shares for those of another fund.

6.5           Trust Only. It is the intention of the Trustees to create only the relationship of Trustee and beneficiary between the Trustees and each Shareholder from time to time. It is not the intention of the Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a trust. Nothing in this Declaration shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

6.6            Issuance of Shares. The Trustees, in their discretion, may from time to time without vote of the Shareholders issue Shares in addition to the then issued and outstanding Shares and Shares held in the treasury, to such party or parties and for such amount and type of consideration, including cash or property, at such time or times, and on such terms as the Trustees may determine, and may in such manner acquire other assets (including the acquisition of assets subject to, and in connection with the assumption of, liabilities) and businesses. The Trustees may from time to time divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interest in such Shares. Issuances and redemptions of Shares may be made in whole Shares and/or 1/1,000ths of a Share or multiples thereof as the Trustees may determine.

6.7            Register of Shares. A register shall be kept at the offices of the Trust or any transfer agent duly appointed by the Trustees under the direction of the Trustees which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Each such register shall be conclusive as to who are the holders of the Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to him as herein provided, until he or she has given his or her address to a transfer agent or such other officer or agent of the Trustees as shall keep the register for entry thereon. It is not contemplated that certificates will be issued for the Shares; however, the Trustees, in their discretion, may authorize the issuance of share certificates and promulgate appropriate fees therefor and rules and regulations as to their use.

6.8            Transfer Agent and Registrar. The Trustees shall have power to employ a transfer agent or transfer agents, and a registrar or registrars, with respect to the Shares. The transfer agent or transfer agents may keep the applicable register and record therein, the original issues and transfers, if any, of the said Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Trustees.

15

6.9            Restrictions on Ownership and Transfer of Shares. Except as otherwise provided by the Trustees, Shares shall be transferable on the records of the Trust only by the record holder thereof or by its agent thereto duly authorized in writing, upon delivery to the Trustees or a transfer agent of the Trust of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization and of other matters (including compliance with any securities laws and contractual restrictions) as may reasonably be required. Upon such delivery the transfer shall be recorded on the applicable register of the Trust. Until such record is made, the Shareholder of record shall be deemed to be the holder of such Shares for all purposes hereof and neither the Trustees nor any transfer agent or registrar nor any officer, employee or agent of the Trust shall be affected by any notice of the proposed transfer. Each Shareholder will indemnify and hold harmless the Trust, the Trustees, each other Shareholder and any Affiliated Person of the Trust, the Trustees, and each of the other Shareholders against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which these Persons may become subject by reason of or arising from (1) any transfer made by the Shareholder in violation of this Section 6.9 and (2) any misrepresentation by the transferring Shareholder or substituted Shareholder in connection with the transfer. Pursuant to Section 3.8 hereof, a Shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and accountants’ fees, incurred by the Trust in connection with the transfer.

Any person becoming entitled to any Shares in consequence of the death, bankruptcy, or incompetence of any Shareholder, or otherwise by operation of law, shall be recorded on the applicable register of Shares as the holder of such Shares upon production of the proper evidence thereof to the Trustees or a transfer agent of the Trust, but until such record is made, the Shareholder of record shall be deemed to be the holder of such for all purposes hereof, and neither the Trustees nor any transfer agent or registrar nor any officer or agent of the Trust shall be affected by any notice of such death, bankruptcy or incompetence, or other operation of law.

6.9.1 Ownership Limitations. Prior to the Restriction Termination Date, but subject to Section 2.9:

(a)            Basic Restrictions.

(i)        (1) No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Ownership Limit and (2) no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)        No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Trust (x) being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or (y) otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that would result in the Trust owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income derived by the Trust from such tenant would cause the Trust to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

16

(iii)       Any Transfer of Shares that, if effective, would result in Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

(b)       Transfer in Trust. If any Transfer of Shares occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 6.9.1(a)(i) or (ii),

(i)       then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 6.9.1(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically Transferred to a Charitable Trust for the benefit of a Charitable Beneficiary, as described in Section 6.9.10, effective as of the close of business on the Business Day prior to the date of such Transfer, and such Person shall acquire no rights in such Shares; or

(ii)       if the Transfer to the Charitable Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 6.9.1(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 6.9.1(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

To the extent that, upon a transfer of Shares pursuant to this Section 6.9.1(b), a violation of any provision of this Section 6.9 would nonetheless be continuing (for example where the ownership of Shares by a single Charitable Trust would violate the 100 stockholder requirement applicable to REITs), then Shares shall be transferred to that number of Charitable Trusts, each having a distinct Charitable Trustee and a Charitable Beneficiary or Beneficiaries that are distinct from those of each other Charitable Trust, such that there is no violation of any provision of this Section 6.9.

6.9.2 Remedies for Breach. If the Board of Trustees or its designee shall at any time determine that a Transfer or other event has taken place that results in a violation of Section 6.9.1 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 6.9.1 (whether or not such violation is intended), the Board of Trustees or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, without limitation, causing the Trust to redeem Shares, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer or other event; provided, however, that any Transfers or attempted Transfers or other events in violation of Section 6.9.1 shall automatically result in the Transfer to the Charitable Trust described above, and, where applicable, such Transfer (or other event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Board of Trustees or its designee.

6.9.3 Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 6.9.1(a), or any Person who would have owned Shares that resulted in a Transfer to the Charitable Trust pursuant to the provisions of Section 6.9.1(b), shall immediately give written notice to the Trust of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer on the Trust’s status as a REIT.

17

6.9.4 Owners Required To Provide Information. Prior to the Restriction Termination Date:

(a)       every owner of more than five percent (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Trust stating the name and address of such owner, the number of Shares Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall provide to the Trust such additional information as the Trust may request in order to determine the effect, if any, of such Beneficial Ownership on the Trust’s status as a REIT and to ensure compliance with the Ownership Limit and the other restrictions set forth herein; and

(b)       each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the shareholder of record) who is holding Shares for a Beneficial or Constructive Owner shall provide to the Trust such information as the Trust may request, in order to determine the Trust’s status as a REIT and to comply with requirements of any taxing authority or governmental authority or to determine such compliance.

6.9.5 Remedies Not Limited. Subject to Section 2.9, nothing contained in this Section 6.9 shall limit the authority of the Board of Trustees to take such other action as it deems necessary or advisable to protect the Trust and the interests of its shareholders in preserving the Trust’s status as a REIT.

6.9.6 Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Section 6.9 or any definition contained in this Declaration, the Board of Trustees may determine the application of the provisions of this Section 6.9 with respect to any situation based on the facts known to it. In the event Section 6.9.1 requires an action by the Board of Trustees and the Declaration fails to provide specific guidance with respect to such action, the Board of Trustees may determine the action to be taken so long as such action is not contrary to the provisions of Section 6.9. Absent a decision to the contrary by the Board of Trustees (which the Board may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 6.9.2) acquired Beneficial Ownership or Constructive Ownership of Shares in violation of Section 6.9.1, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

6.9.7 Exceptions.

(a)       Subject to Section 6.9.1(a)(ii), the Board of Trustees may exempt (prospectively or retroactively) a Person from the Ownership Limit and may establish or increase an Excepted Holder Limit for such Person if:

(i)       the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary for the Board to ascertain that no individual’s Beneficial Ownership or Constructive Ownership of such Shares will violate Section 6.9.1(a)(ii);

18

(ii)       such Person does not and represents that it will not own, actually or Constructively, an interest in a tenant of the Trust (or a tenant of any entity owned or controlled by the Trust) that would cause the Trust to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant and the Board of Trustees obtains such representations and undertakings from such Person as are reasonably necessary to ascertain this fact (for this purpose, a tenant from whom the Trust (or an entity owned or controlled by the Trust) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the judgment of the Board of Trustees, rent from such tenant would not adversely affect the Trust’s ability to qualify as a REIT, shall not be treated as a tenant of the Trust); and

(iii)       such Person agrees that any violation or attempted violation of such representations or undertakings (or other action which is contrary to the restrictions contained in Sections 6.9.1 through 6.9.6) will result in such Shares being automatically Transferred to a Charitable Trust in accordance with Sections 6.9.1(b) and 6.9.10.

(b)       Prior to granting any exception pursuant to Section 6.9.7(a), the Board of Trustees may require a ruling from the Internal Revenue Service, or an opinion of counsel, in either case in form and substance satisfactory to the Board of Trustees in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Trust’s status as a REIT. Notwithstanding the receipt of any ruling or opinion, the Board of Trustees may impose such conditions or restrictions as it deems appropriate in connection with granting such exception.

(c)       Subject to Section 6.9.1(a)(ii), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares) in excess of the Ownership Limit, but only to the extent necessary to facilitate such public offering or private placement.

(d)       The Board of Trustees may only reduce the Excepted Holder Limit for an Excepted Holder: (i) with the written consent of such Excepted Holder at any time, or (ii) pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Ownership Limit.

6.9.8 Increase or Decrease in Ownership Limit. Subject to Section 6.9.1(a)(ii), the Board of Trustees may from time to time increase or decrease the Ownership Limit for one or more Persons and increase or decrease the Ownership Limit for all other Persons. No decreased Ownership Limit will be effective for any Person whose percentage of ownership in Shares is in excess of such decreased Ownership Limit, as applicable, until such time as such Person’s percentage of ownership in Shares equals or falls below the decreased Ownership Limit, but any further acquisition of Shares in excess of such percentage ownership of Shares will be in violation of the Ownership Limit and, provided further, that the new Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the outstanding Shares.

19

6.9.9 Legend. Each certificate, if any, or any notice in lieu of any certificate, for Shares shall bear a legend summarizing the restrictions on ownership and transfer contained herein.  Instead of a legend, the certificate, if any, may state that the Trust will furnish a full statement about certain restrictions on transferability to a shareholder on request and without charge.

6.9.10 Transfer of Shares in Trust.

(a)       Ownership in Trust. Upon any purported Transfer or other event described in Section 6.9.1(b) that would result in a Transfer of Shares to a Charitable Trust, such Shares shall be deemed to have been Transferred to the Charitable Trustee as trustee of a Charitable Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such Transfer to the Charitable Trustee shall be deemed to be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the Transfer to the Charitable Trust pursuant to Section 6.9.1(b). The Charitable Trustee shall be appointed by the Trust and shall be a Person unaffiliated with the Trust and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Trust as provided in Section 6.9.10(f).

(b)       Status of Shares Held by the Charitable Trustee. Shares held by the Charitable Trustee shall continue to be issued and outstanding Shares. The Prohibited Owner shall have no rights in the Shares held by the Charitable Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Charitable Trustee, shall have no rights to dividends or other distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Charitable Trust.

(c)       Dividend and Voting Rights. The Charitable Trustee shall have all voting rights and rights to dividends or other distributions with respect to Shares held in the Charitable Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to the discovery by the Trust that Shares have been Transferred to the Charitable Trustee shall be paid by the recipient of such dividend or other distribution to the Charitable Trustee upon demand and any dividend or other distribution authorized but unpaid shall be paid when due to the Charitable Trustee. Any dividends or other distributions so paid over to the Charitable Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Charitable Trust and, subject to Delaware law, effective as of the date that Shares have been Transferred to the Charitable Trustee, the Charitable Trustee shall have the authority (at the Charitable Trustee’s sole discretion) (a) to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Trust that Shares have been Transferred to the Charitable Trustee and (b) to recast such vote in accordance with the desires of the Charitable Trustee acting for the benefit of the Charitable Beneficiary; provided, however, that if the Trust has already taken irreversible corporate action, then the Charitable Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Section 6.9, until the Trust has received notification that Shares have been Transferred into a Charitable Trust, the Trust shall be entitled to rely on its share transfer and other shareholder records for purposes of preparing lists of shareholder entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes and determining the other rights of shareholder.

20

(d)       Sale of Shares by Charitable Trustee. Within 20 days of receiving notice from the Trust that Shares have been Transferred to the Charitable Trust, the Charitable Trustee shall sell the Shares held in the Charitable Trust to a Person, designated by the Charitable Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 6.9.1(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 6.9.10(d). The Prohibited Owner shall receive the lesser of (a) the price paid by the Prohibited Owner for the Shares or, if the Prohibited Owner did not give value for the Shares in connection with the event causing the Shares to be held in the Charitable Trust (e.g., in the case of a gift, devise or other such transaction), the Market Price of the Shares on the day of the event causing the Shares to be held in the Charitable Trust and (b) the price per share received by the Charitable Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Charitable Trust. The Charitable Trustee may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 6.9.10(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Trust that Shares have been Transferred to the Charitable Trustee, such Shares are sold by a Prohibited Owner, then (i) such Shares shall be deemed to have been sold on behalf of the Charitable Trust and (ii) to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 6.9.10(d), such excess shall be paid to the Charitable Trustee upon demand.

(e)       Purchase Right in Shares Transferred to the Charitable Trustee. Shares Transferred to the Charitable Trustee shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (a) the price per Share in the transaction that resulted in such Transfer to the Charitable Trust (or, in the case of a devise or gift, the Market Price at the time of such devise or gift) and (b) the Market Price on the date the Trust, or its designee, accepts such offer. The Trust shall have the right to accept such offer until the Charitable Trustee has sold the Shares held in the Charitable Trust pursuant to Section 6.9.10(d). Upon such a sale to the Trust, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Charitable Trustee shall distribute the net proceeds of the sale to the Prohibited Owner. The Trust may reduce the amount payable to the Prohibited Owner by the amount of dividends and other distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Charitable Trustee pursuant to Section 6.9.10(c). The Trust may pay the amount of such reduction to the Charitable Trustee for the benefit of the Charitable Beneficiary.

(f)       Designation of Charitable Beneficiaries. By written notice to the Charitable Trustee, the Trust shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Charitable Trust such that (a) Shares held in the Charitable Trust would not violate the restrictions set forth in Section 6.9.1(a) in the hands of such Charitable Beneficiary and (b) each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

21

6.9.11 NYSE Transactions. Nothing in this Section 6.9 shall preclude the settlement of any transaction entered into through the facilities of the NYSE or any other national securities exchange or automated inter-dealer quotation system. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision of this Section 6.9 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 6.9.

6.9.12 Enforcement. The Trust is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Section 6.9.

6.9.13 Non-Waiver. No delay or failure on the part of the Trust or the Board of Trustees in exercising any right hereunder shall operate as a waiver of any right of the Trust or the Board of Trustees, as the case may be, except to the extent specifically waived in writing.

6.10          Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given by electronic transmission or if mailed, postage prepaid, addressed to any Shareholder of record at his or her last known address (including email or similar address) as recorded on the applicable register of the Trust.

ARTICLE VII

DETERMINATION OF NET ASSET VALUE

7.1            Net Asset Value. The net asset value of each outstanding Share of each Class of the Trust shall be determined at such time or times on such days as the Trustees may determine, in accordance with the 1940 Act. The method of determination of net asset value shall be determined by the Trustees and shall be as set forth in the Prospectus or as may otherwise be determined by the Trustees. The power and duty to make the net asset value calculations may be delegated by the Trustees and shall be as generally set forth in the Prospectus or as may otherwise be determined by the Trustees.

7.2            Power to Modify Foregoing Procedures. Notwithstanding any of the foregoing provisions of this Article VII, the Trustees may prescribe, in their absolute discretion except as may be required by the 1940 Act, such other bases and times for determining the net asset value of each Class of the Trust’s Shares or net income, or the declaration and payment of dividends and distributions as they may deem necessary or desirable for any reason, including to enable the Trust to comply with any provision of the Code, the 1940 Act, any securities exchange or association registered under the Securities Exchange Act of 1934, or any order of exemption issued by the Commission, all as in effect now or hereafter amended or modified.

22

ARTICLE VIII

CUSTODIANS

8.1            Appointment and Duties. The Trustees shall at all times employ a custodian or custodians, meeting the qualifications for custodians for portfolio securities of investment companies contained in the 1940 Act, as custodian with respect to the assets of the Trust. Any custodian shall have authority as agent of the Trust as determined by the custodian agreement or agreements, but subject to such restrictions, limitations and other requirements, if any, as may be contained in the By-Laws of the Trust and the 1940 Act, including without limitation authority:

(1)            to hold the securities owned by the Trust and deliver the same upon written order;

(2)            to receive any receipt for any moneys due to the Trust and deposit the same in its own banking department (if a bank) or elsewhere as the Trustees may direct;

(3)            to disburse such funds upon orders or vouchers;

(4)            if authorized by the Trustees, to keep the books and accounts of the Trust and furnish clerical and accounting services; and

(5)            if authorized to do so by the Trustees, to compute the net income or net asset value of the Trust;

all upon such basis of compensation as may be agreed upon between the Trustees and the custodian.

The Trustees may also authorize each custodian to employ one or more sub-custodians from time to time to perform such of the acts and services of the custodian and upon such terms and conditions, as may be agreed upon between the custodian and such sub-custodian and approved by the Trustees, provided that in every case such sub-custodian shall meet the qualifications for custodians contained in the 1940 Act.

8.2            Central Certificate System. Subject to such rules, regulations and orders as the Commission may adopt, the Trustees may direct the custodian to deposit all or any part of the securities owned by the Trust in a system for the central handling of securities established by a national securities exchange or a national securities association registered with the Commission under the Securities Exchange Act of 1934, or such other Person as may be permitted by the Commission, or otherwise in accordance with the 1940 Act, pursuant to which system all securities of any particular class of any issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of such securities, provided that all such deposits shall be subject to withdrawal only upon the order of the Trust.

23

ARTICLE IX

REPURCHASES OF Shares

9.1            Repurchase of Shares. Except to the extent included as part of the Trust’s Fundamental Policies and subject to any restrictions or limitations contained therein, holders of Shares of the Trust shall not be entitled to require the Trust to repurchase or redeem Shares of the Trust.

9.2            Disclosure of Holding. The holders of Shares or other securities of the Trust shall upon demand disclose to the Trustees in writing such information with respect to direct and indirect ownership of Shares or other securities of the Trust as the Trustees deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

ARTICLE X

SHAREHOLDERS

10.1            Meetings of Shareholders. The Trust will not hold Shareholder meetings unless required by the 1940 Act, the provisions of this Declaration, the By-Laws or any other applicable law. A special meeting of Shareholders may be called at any time by a majority of the Trustees or the Chairperson or the President and shall be called by any Trustee for any proper purpose upon written request of Shareholders of the Trust holding in the aggregate at least a majority of the outstanding Shares of the Trust, such request specifying the purpose or purposes for which such meeting is to be called. Any shareholder meeting, including a special meeting, shall be held within or without the State of Delaware on such day and at such time as the Trustees shall designate.

10.2           Voting.      (a) Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by the 1940 Act, this Declaration (including Section 6.01(b)(ii) herein), or resolution of the Trustees. There shall be no cumulative voting in the election or removal of Trustees.

(b)            Notwithstanding any other provision of this Declaration, on any matters submitted to a vote of the Shareholders, all Shares of the Trust then-entitled to vote shall be voted in aggregate, except: (i) when required by the 1940 Act and/or other applicable law, Shares shall be voted by individual Class; (ii) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Classes, then only the Shareholders of such Class or Classes shall be entitled to vote thereon.

10.3           Notice of Meeting and Record Date. Notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail to each Shareholder of record entitled to vote thereat at its registered address, mailed at least 10 days and not more than 90 days before the meeting or otherwise in compliance with applicable law. Only the business stated in the notice of the meeting shall be considered at such meeting; provided, however, that the foregoing shall in no way limit the ability of one or more adjournments to be considered at a meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than 120 days after the record date. For the purposes of determining the Shareholders who are entitled to notice of and to vote at any meeting the Trustees may, without closing the transfer books, fix a date not more than 90 nor less than 10 days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.

24

10.4          Quorum and Required Vote. (a) The holders of one-third of the Shares entitled to vote on any matter at a meeting present in person or by proxy shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. When any one or more Classes is to vote separately from any other Classes of Shares, holders of one-third of the Shares entitled to vote of each such Class shall constitute a quorum at a Shareholders’ meeting of that Class. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters.

(b)            Subject to any provision of applicable law, this Declaration or a resolution of the Trustees specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to such matter; provided that, (i) where any provision of law or of this Declaration requires that the holders of any Class shall vote as a Class, then the affirmative vote of a majority of the Shares of such Class present in person or represented by proxy and entitled to vote on the subject matter shall decide that matter insofar as that Class is concerned, and provided that (ii) the Trustees shall be elected by a plurality of the votes of the Shares present in person or represented by proxy at the meeting and entitled to vote on the election of Trustees.

10.5          Proxies, etc. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or one or more of the officers or employees of the Trust. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. Only Shareholders of record shall be entitled to vote. Each full Share shall be entitled to one vote and fractional Shares shall be entitled to a vote of such fraction. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, he or she may vote by his or her guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

25

10.6          Reports. The Trustees shall cause to be prepared at least annually and more frequently to the extent and in the form required by law, regulation or any exchange on which Trust Shares are listed a report of operations containing a balance sheet and statement of income and undistributed income of the Trust prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. Copies of such reports shall be mailed to all Shareholders of record within the time required by the 1940 Act. The Trustees shall, in addition, furnish to the Shareholders at least semi-annually to the extent required by law, interim reports containing an unaudited balance sheet of the Trust as of the end of such period and an unaudited statement of income and surplus for the period from the beginning of the current fiscal year to the end of such period.

10.7          Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted beneficial owners of a Delaware statutory trust formed under the Delaware Statutory Trust Act.

10.8          Shareholder Action by Written Consent. Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders, entitled to vote thereon, of the proportion of Shares required for approval of such action at a meeting of Shareholders pursuant to Section 10.4 consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE XI

DURATION; TERMINATION OF TRUST; AMENDMENT; MERGERS; ETC.

11.1          Duration. Subject to possible termination in accordance with the provisions of Section 11.2 hereof, the Trust created hereby shall have perpetual existence.

11.2          Termination. (a) The Trust may be dissolved, only upon (i) approval of not less than 80% of the Trustees or (ii) to the extent provided under those circumstances described in the Registration Statement, by the vote of the majority of the Shareholders. Upon the dissolution of the Trust:

(i)            The Trust shall carry on no business except for the purpose of winding up its affairs.

26

(ii)            The Trustees shall proceed to wind up the affairs of the Trust and all of the powers of the Trustees under this Declaration shall continue until the affairs of the Trust shall have been wound up, including the power to fulfill or discharge the contracts of the Trust, collect its assets, sell, convey, assign, exchange, merge where the Trust is not the survivor, transfer or otherwise dispose of all or any part of the remaining Trust Property to one or more Persons at public or private sale for consideration which may consist in whole or in part in cash, securities or other property of any kind, discharge or pay its liabilities, and do all other acts appropriate to liquidate its business; provided that any sale, conveyance, assignment, exchange, merger in which the Trust is not the survivor, transfer or other disposition of all or substantially all the Trust Property of the Trust shall require approval of the principal terms of the transaction and the nature and amount of the consideration by Shareholders.

(iii)            After paying or adequately providing for the payment of all claims and obligations of the Trust in accordance with Section 3808 of the Delaware Statutory Trust Act, and upon receipt of such releases, indemnities and refunding agreements, as they deem necessary for their protection, the Trustees shall distribute the remaining Trust Property, in cash or in kind or partly each, among the Shareholders on a pro rata basis, subject to any preferential rights of holders of the Trust’s outstanding preferred Shares, if any.

(b)            After the winding up and termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination and shall execute and file a certificate of cancellation with the Secretary of State of the State of Delaware. Upon termination of the Trust, the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease.

11.3          Amendment Procedure. (a) Except as provided in subsection (b) of this Section 11.3, this Declaration may be amended, after a majority of the Trustees (including a majority of the independent Trustees if such a vote is required under the 1940 Act) have approved a resolution therefor, by the affirmative vote required by Section 10.4 of this Declaration. The Trustees also may amend this Declaration without any vote of Shareholders to change the name of the Trust, to change the U.S. federal income tax classification of the Trust, to make any other change that does not adversely affect the relative rights or preferences of any Shareholder, as they may deem necessary, or to conform this Declaration to the requirements of the 1940 Act or any other applicable federal or state laws or regulations including pursuant to Section 6.2 or, if applicable, the requirements of the regulated investment company provisions of the Code, but the Trustees shall not be liable for failing to do so.

(b)            No amendment may be made to Section 2.1, Section 2.2, Section 2.3, Section 3.8, Section 5.1, Section 5.2, Section 11.2(a), this Section 11.3 or Section 11.4 of this Declaration and no amendment may be made to this Declaration which would change any rights with respect to any Shares of the Trust by reducing the amount payable thereon upon liquidation of the Trust or by diminishing or eliminating any voting rights pertaining thereto (except that this provision shall not limit the ability of the Trustees to authorize, and to cause the Trust to issue, other securities pursuant to Section 6.2), except after a majority of the Trustees have approved a resolution therefor, and such amendment has been approved by the affirmative vote of the holders of not less than seventy-five percent (75%) of the Shares, unless such amendment has been approved by not less than 80% of the Trustees, in which case approval by a Majority Shareholder Vote shall be required. Nothing contained in this Declaration shall permit the amendment of this Declaration to impair the exemption from personal liability of the Shareholders, Trustees, officers, employees and agents of the Trust or to permit assessments upon Shareholders.

27

(c)            An amendment duly adopted by the requisite vote of the Board of Trustees and, if required under the 1940 Act or otherwise under this Declaration, the Shareholders as aforesaid, shall become effective at the time of such adoption or at such other time as may be designated by the Board of Trustees or Shareholders, as the case may be. A certification in recordable form signed by a majority of the Trustees setting forth an amendment and reciting that it was duly adopted by the Trustees and, if required, the Shareholders as aforesaid, or a copy of the Declaration, as amended, in recordable form, and executed by a majority of the Trustees, shall be conclusive evidence of such amendment when lodged among the records of the Trust or at such other time designated by the Board.

Notwithstanding any other provision hereof, until such time as Shares are issued and sold, this Declaration may be terminated or amended in any respect by the affirmative vote of a majority of the Trustees or by an instrument signed by a majority of the Trustees.

11.4           Merger, Consolidation and Sale of Assets. The Trust may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of the Trust Property or the property, including its goodwill, upon such terms and conditions and for such consideration when and as authorized by two-thirds of the Trustees and approved by a Majority Shareholder Vote to the extent required by the 1940 Act.

11.5           Subsidiaries. Without approval by Shareholders, the Trustees may cause to be organized or assist in organizing one or more corporations, trusts, limited liability companies, partnerships, associations or other organizations to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer all or a portion of the Trust Property to any such corporation, trust, limited liability company, association or organization in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares or securities of, and enter into any contracts with any such corporation, trust, limited liability company, partnership, association or organization, or any corporation, partnership, trust, limited liability company, association or organization in which the Trust holds or is about to acquire shares or any other interests.

11.6           Conversion. Notwithstanding any other provisions of this Declaration or the By-Laws of the Trust, a favorable vote of a majority of the Continuing Trustees then in office followed by the favorable vote of the holders of not less than seventy-five percent (75%) of the Shares of each affected class or series outstanding, voting as separate classes or series, shall be required to approve, adopt or authorize an amendment to this Declaration that makes the Shares a “redeemable security” as that term is defined in the 1940 Act. Upon the adoption of a proposal to convert the Trust from a “closed-end company” to an “open-end company” as those terms are defined by the 1940 Act and the necessary amendments to this Declaration to permit such a conversion of the Trust’s outstanding Shares entitled to vote, the Trust shall, upon complying with any requirements of the 1940 Act and state law, become an “open-end” investment company. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law, or any agreement between the Trust and any national securities exchange.

28

ARTICLE XII

MISCELLANEOUS

12.1           Filing. (a) This Declaration and any amendment or supplement hereto shall be filed in such places as may be required or as the Trustees deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by a Trustee stating that such action was duly taken in a manner provided herein and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments contained therein. A restated Declaration, containing the original Declaration and all amendments and supplements theretofore made, may be executed from time to time by a majority of the Trustees and shall, upon insertion in the Trust’s minute book, be conclusive evidence of all amendments and supplements contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments and supplements thereto.

12.2           Resident Agent. The Trust shall maintain a resident agent in the State of Delaware, which agent shall initially be CT Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The Trustees may designate a successor resident agent, provided, however, that such appointment shall not become effective until written notice thereof and any required filing is delivered to the office of the Secretary of the State.

12.3           Governing Law. This Declaration is executed by the Trustees and delivered in the State of Delaware and with reference to the laws thereof (except for conflict-of-laws provisions or doctrines thereof), and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to laws of said State.

12.4           Exclusive Delaware Jurisdiction. Each Trustee, each officer, each Shareholder and each Person beneficially owning an interest in the Trust (whether through a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing or otherwise), to the fullest extent permitted by law, including Section 3804(e) of the Delaware Statutory Trust Act, (i) irrevocably agrees that any claims, suits, actions or proceedings arising out of or relating in any way to the Trust or its business and affairs, the Delaware Statutory Trust Act, this Declaration or the Bylaws or asserting a claim governed by the internal affairs (or similar) doctrine (including, without limitation, any claims, suits, actions or proceedings to interpret, apply or enforce (A) the provisions of this Declaration or the Bylaws, or (B) the duties (including fiduciary duties), obligations or liabilities of the Trust to the Shareholders or the Trustees, or of officers or the Trustees to the Trust, to the Shareholders or each other, or (C) the rights or powers of, or restrictions on, the Trust, the officers, the Trustees or the Shareholders, or (D) any provision of the Delaware Statutory Trust Act or other laws of the State of Delaware pertaining to trusts made applicable to the Trust pursuant to Section 3809 of the Delaware Statutory Trust Act, or (E) any other instrument, document, agreement or certificate contemplated by any provision of the Delaware Statutory Trust Act, this Declaration or the Bylaws relating in any way to the Trust (regardless, in every case, of whether such claims, suits, actions or proceedings (x) sound in contract, tort, fraud or otherwise, (y) are based on common law, statutory, equitable, legal or other grounds, or (z) are derivative or direct claims)), shall be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Delaware with subject matter jurisdiction, (ii) irrevocably submits to the exclusive jurisdiction of such courts in connection with any such claim, suit, action or proceeding, (iii) irrevocably agrees not to, and waives any right to, assert in any such claim, suit, action or proceeding that (A) it is not personally subject to the jurisdiction of such courts or any other court to which proceedings in such courts may be appealed, (B) such claim, suit, action or proceeding is brought in an inconvenient forum, or (C) the venue of such claim, suit, action or proceeding is improper, (iv) consents to process being served in any such claim, suit, action or proceeding by mailing, certified mail, return receipt requested, a copy thereof to such party at the address in effect for notices hereunder, and agrees that such service shall constitute good and sufficient service of process and notice thereof; provided, nothing in clause (iv) hereof shall affect or limit any right to serve process in any other manner permitted by law, and (v) irrevocably waives any and all right to trial by jury in any such claim, suit, action or proceeding. In the event that any claim, suit, action or proceeding is commenced outside of the Court of Chancery of the State of Delaware in contravention of this Section 12.4, all reasonable and documented out of pocket fees, costs and expenses, including reasonable attorneys’ fees and court costs, incurred by the prevailing party in such claim, suit, action or proceeding shall be reimbursed by the non-prevailing party. This Section 12.4 shall not apply to claims arising under federal or state securities laws.

29

12.5           Counterparts. This Declaration may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts, together, shall constitute one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

12.6           Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust, or of any recording office in which this Declaration may be recorded, appears to be a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the name of the Trust, (c) the due authorization of the execution of any instrument or writing, (d) the form of any vote passed at a meeting of Trustees or Shareholders, (e) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration, (f) the form of any By-Laws adopted by or the identity of any officers elected by the Trustees, or (g) the existence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trustees and their successors.

12.7           Provisions in Conflict with Law or Regulation. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, if applicable, with the regulated investment company provisions of the Code (if applicable) or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

(b)            If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

30

12.8          Electronic Transmission. Notwithstanding any provision in this Declaration to the contrary, any notice, proxy, vote, consent, instrument or writing of any kind referenced in, or contemplated by, this Declaration or the By-laws may, in the sole discretion of the Trustees, be given, granted or otherwise delivered by electronic transmission (within the meaning of the Delaware Statutory Trust Act), including via the internet, or in any other manner permitted by applicable law.

31

IN WITNESS WHEREOF, the undersigned has caused these presents to be executed as of the day and year first above written.

By:	/s/ David Canter
David Canter
Trustee

By:	/s/ R. Byron Carlock
R. Byron Carlock
Trustee

By:	/s/ Geoffrey Dohrmann
Geoffrey Dohrmann
Trustee

By:	/s/ Dan McNamara
Dan McNamara
Trustee

By:	/s/ Greg Stark
Greg Stark
Trustee

32

Schedule A

Class A

Class I

Class Y

33